UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2009

MOTORS LIQUIDATION COMPANY

(Exact Name of Registrant as Specified in its Charter)

1-43 (Commission File Number)	DELAWARE (State or other jurisdiction of incorporation)	38-0572515 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 665-3994

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

As previously disclosed, on June 1, 2009, Motors Liquidation Company, formerly known as General Motors Corporation (the “Company”), and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On July 10, 2009, the Debtors completed the sale of substantially all of their assets to a company now known as General Motors Company. The Debtors are now conducting an orderly wind-down of their remaining assets and operations. This process involves analyzing the assets and obligations of the Company’s numerous subsidiaries to determine the most appropriate means of liquidation of each subsidiary. To this end, on October 9, 2009, Remediation and Liability Management Company, Inc. (“REALM”) and Environmental Corporate Remediation Company, Inc. (“ENCORE”), who are both direct subsidiaries of the Company, each commenced a voluntary case under chapter 11 of the Bankruptcy Code and are seeking to have their cases jointly administered with the Debtors’ chapter 11 cases, as well as to have various orders and motions entered and filed in the Debtors’ chapter 11 cases apply to their chapter 11 cases.

REALM and ENCORE were created to manage environmental remediation liabilities, including assessing, investigating, and discharging environmental liabilities associated with domestic and international properties affiliated with the Company. The Company’s objective is to work with local communities, developers and other stakeholders to resolve environmental remediation obligations at the properties that are under the Company’s control in a manner that protects public health and the environment while being consistent with the interests of creditors in the Company’s bankruptcy proceedings. To this end, the Debtors determined that the chapter 11 process is the most appropriate forum for addressing a number of long-term and short-term obligations associated with REALM and ENCORE. Moreover, in light of the interdependency between REALM, ENCORE and the Debtors, the Debtors believe joint administration of REALM and ENCORE’s chapter 11 cases with the Debtors’ chapter 11 cases allows for a concurrent, court-supervised wind-down of assets and operations.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: (i) the ability of the Company to develop, prosecute, confirm, and consummate its plan of liquidation with respect to the Company’s chapter 11 proceedings or any other plan of liquidation; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Company’s chapter 11 proceedings; (iii) risks associated with third parties seeking and obtaining court approval for the appointment of a chapter 11 trustee; and (iv) the potential adverse impact of the Company’s chapter 11 proceedings on the Company’s liquidity or results. This list is not intended to be exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY (Registrant)

October 9, 2009	By:	/s/ James Selzer
(Date)		James Selzer
Vice President and Treasurer

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